Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)*

	2005	2006	2007	2008	2009
January	17.3	21.3	20.5	17.3	17.1
February	18.6	22.2	19.7	17.1	17.9
March	20.7	22.9	20.5	18.1	19.5
April	21.5	23.4	21.0	18.5	19.0
May	21.6	24.2	21.4	18.1	18.0
June	22.6	25.0	21.9	17.5	16.9
July	22.7	24.6	21.2	16.1	17.4
August	22.9	22.8	20.1	14.6	17.0
September	21.2	20.3	18.1	14.6	16.0
October	21.6	20.4	18.4	14.8	16.7
November	20.9	20.8	18.7	16.1	17.8
December	21.6	21.1	18.2	15.9

12 Month Rolling Average (%)*

	2005	2006	2007	2008	2009
January	18.9	21.8	22.2	19.4	16.6
February	18.9	21.9	21.9	19.4	16.5
March	18.8	22.1	21.7	19.1	16.6
April	19.0	22.3	21.6	18.9	16.5
May	19.3	22.5	21.2	18.5	16.3
June	19.7	22.8	21.0	18.0	16.4
July	19.9	22.8	20.8	17.6	16.8
August	20.2	22.5	20.5	17.1	17.1
September	20.4	22.5	20.3	17.0	17.0
October	20.9	22.4	20.2	16.7	17.5
November	21.1	22.5	20.0	16.5	17.7
December	21.6	22.3	19.6	16.6

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.